CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Global Business Resources, Inc., for the quarter ended September 30, 2003, I, Peter Goldstein, Chief Executive Officer and Chief Financial Officer of Global Business Resources, Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such Quarterly Report on Form 10-QSB for the period ended September 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Quarterly Report on Form 10-QSB for the period ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of Global Business Resources, Inc.

Dated:  November 13, 2003

Global Business Resources, Inc.


By: /s/ Peter Goldstein
-------------------------------------
Chief Executive Officer and
Chief Financial Officer